SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549





                            FORM 8-K

                         CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 1995





           NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY





A New York       Commission File   I.R.S. Employer Identification
Corporation      Number 1-1150     No. 04-1664340





          125 High Street, Boston, Massachusetts  02110

                 Telephone Number (617) 743-9800






Form 8-K                 New England Telephone and Telegraph Company
August 2, 1995


Item 5.   Other Events

          On August 2, 1995, NYNEX Corporation ("NYNEX") announced that it has discontinued accounting for the operations of its telephone subsidiaries, New England Telephone and Telegraph Company (the "Company") and New York Telephone Company, in accordance with the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of
          Certain Types of Regulation" ("Statement No. 71"), in the second quarter of 1995. As a result, the Company recorded in the second quarter an extraordinary non-cash charge of approximately $628 million net of tax.

          Under Statement No. 71, NYNEX had accounted for the effects of rate actions by federal and state regulatory commissions by establishing certain regulatory assets and liabilities, including the depreciation of its telecommunications plant and equipment using asset lives approved by regulators and the deferral of certain costs and obligations based on approvals received from regulators. NYNEX had continually assessed its position and the recoverability of its telecommunications assets with respect to Statement
          No. 71. The Company's operations no longer met the criteria for application of Statement No. 71 due to significant changes in regulation, including the achievement of price regulation rather than rate-of-return regulation in Massachusetts and Maine and the ongoing efforts to achieve price regulation in the remaining jurisdictions, an intensifying level of competition, and the increasingly rapid pace of technological change.

          In accordance with Statement of Financial Accounting Standards No. 101, "Regulated Enterprises - Accounting for the Discontinuation of Application of FASB Statement No. 71" ("Statement No. 101"), the Company has adjusted its telecommunications plant through an increase in accumulated depreciation, to reflect the difference between recorded depreciation and depreciation that would have been recorded had the Company not been subject to rate regulation, and has eliminated the non-plant regulatory assets and liabilities from its balance sheet. The after-tax extraordinary charge recorded consists of approximately $473 million for the adjustment to telecommunications plant and equipment and approximately $155 million for the write-off of non-plant regulatory assets and liabilities. The application of Statement No. 101 does not change the Company's accounting and reporting for regulatory purposes.

Form 8-K                 New England Telephone and Telegraph Company
August 2, 1995

Item 5.   Other Events (Continued)

          When adjusting its net telecommunications plant, the Company will utilize shorter, more economically realistic asset lives. The following is a summary of average asset lives before and after the discontinuance of Statement No. 71, for the most significantly affected categories of plant and equipment:


                                    Composite
                                Regulator-Approved      Economic Asset
          Category of Asset   Asset Lives (in years)   Lives (in years)


          Digital Switching          17                 12
          Circuit-Other              11                  8
          Aerial Metallic Cable      21                 17
          Underground Metallic Cable 25                 15
          Buried Metallic Cable      22                 17
          Fiber                      30                 20



Form 8-K                 New England Telephone and Telegraph Company
August 2, 1995








                           SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                         New England Telephone and Telegraph Company



                              By      John Diercksen
                                      John Diercksen
                                        Controller


















August 2, 1995